UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2017 (June 6, 2017)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street
San Juan, Puerto Rico 00911

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

CYBERSPACE VITA, INC.

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

On May 12, 2017, the Board of Directors (the “Board”) of Cyberspace Vita, Inc. (the “Company”) approved a change in the name of the Company to “Green Spirit Industries Inc.” (the “Name Change”). On the same day, the holder of a majority of the Company’s issued and outstanding stock also approved the Name Change by written consent.

On May 18, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to change the Company’s name from “Cyberspace Vita, Inc.” to “Green Spirit Industries Inc.” (the “Amendment”).

On May 19, 2017, the Company filed an Issuer Notification Form with the Financial Industry Regulatory Authority, Inc. (“FINRA”) requesting confirmation of the Name Change and also to request the change of the Company’s ticker symbol from “CYVA” to “GSRX” (the “Symbol Change”).

Effective June 5, 2017, FINRA announced the Company’s Name Change and Symbol Change.

Effective June 6, 2017, the Name Change and Symbol Change took effect on OTC Markets. The new CUSIP number for the Company’s common stock is 39340L 100.

The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation, dated May 18, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERSPACE VITA, INC.

Dated: June 6, 2017	By:	/s/ Leslie Ball
	Name:	Leslie Ball
	Title:	Chief Executive Officer

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